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                                                                    EXHIBIT 99.1


                  (UNITED AMERICAN HEALTHCARE CORPORATION LOGO)


Contacts:

Company:                                    Investor Relations:
-------                                     ------------------
Stephen D. Harris                           MKR Group, LLC
Chief Financial Officer                     Charles Messman or Todd Kehrli
United American Healthcare Corp.            818-556-3700
313-393-4571


                             A PUBLIC STATEMENT FROM
                     UNITED AMERICAN HEALTHCARE CORPORATION


DETROIT, MI (April 15, 2005) -- The following is a public statement from William
C. Brooks, President, CEO and Chairman of United American Healthcare Corporation [Nasdaq: UAHC]:

"Earlier today United American Healthcare Corporation ("UAHC"), the parent company for UAHC Health Plan of Tennessee (formerly known as OmniCare Health Plan of Tennessee) (the "Health Plan"), notified officials of the Tennessee Department of Finance and Administration of UAHC's prior business relationship with Tennessee State Senator John Ford (D-Memphis).

UAHC is a pioneer in the delivery of managed healthcare services to the Medicaid population. Since 1994, its subsidiary, the Health Plan, has contracted with the State of Tennessee to provide quality managed care services for TennCare enrollees. During these 10 years, the Health Plan has sought to provide the highest level of quality care to the TennCare enrollees that it serves.

In 2001, UAHC decided to explore expansion of its business to other southern states beyond Tennessee and retained Sen. Ford as a consultant to assist in this expansion. Because this arrangement was with UAHC and not the Health Plan, and because Sen. Ford's activities as a consultant related solely to marketing activities outside the State of Tennessee, UAHC believes that its agreement with Sen. Ford was lawful and complied with the provisions of the TennCare contract between the State of Tennessee and the Health Plan.

However, in light of the recent public controversy in Tennessee regarding the regulation of consulting arrangements involving legislators and in the interest of avoiding any further distractions that might negatively impact the TennCare program and the 130,000 TennCare enrollees who are served by the Health Plan, UAHC terminated its contract with Sen. Ford effective March 11, 2005.

In addition, UAHC and the Health Plan were recently made aware of the involvement of Osbie Howard in Managed Care Services Group. This company is unrelated to UAHC, the Health Plan or any other UAHC subsidiaries, and Mr. Howard's outside business activities with Managed



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Care Services Group were not approved by UAHC or the Health Plan and were not consistent with UAHC's code of conduct applicable to its executive officers. UAHC understands that Managed Care Services Group has also had a business relationship with Sen. Ford. UAHC's inquiry regarding these circumstances is continuing.

The Health Plan has notified the Tennessee Department of Finance and Administration that, effective immediately, Osbie Howard has retired as Chief Executive Officer of the Health Plan and resigned from all executive officer, director and other positions with UAHC and its subsidiaries.

UAHC is proud of the Health Plan's long history with the State of Tennessee, the services it provides to more than 130,000 TennCare enrollees, and its 115 Tennessee employees. UAHC deeply regrets any concerns that may arise from these matters.

To ensure a seamless transition of leadership, Stephanie Dowell has been appointed to serve as the new Chief Executive Officer of the Health Plan.

Mrs. Dowell, who has served as Chief Operating Officer and Senior Vice President of the Health Plan since 2002, has more than nine years of experience in healthcare management, and over 18 years of experience serving in high level executive roles in the areas of public policy, health care operations, administration, corporate compliance, operations and general management. Prior to joining the Health Plan, Mrs. Dowell served as Director of Legislative Affairs and Public Policy for Methodist LeBonheur Healthcare.

In the coming weeks, Mrs. Dowell will be working closely with the leadership of UAHC, the employees of the Health Plan in Shelby County, and its partners at the State and in the Tennessee General Assembly to ensure that the TennCare enrollees the Health Plan serves continue to receive the highest level of service and care possible."

ABOUT UAHC

United American Healthcare is a full-service healthcare management company, pioneering in the delivery of healthcare services to the Medicaid population since 1985. The Company owns and manages UAHC Health Plan (formerly known as OmniCare) in west Tennessee, including Memphis. UAHC currently serves 130,000 enrollees in Tennessee. For more information on the company, please visit the Company's website at www.uahc.com

Forward-looking statements by UAHC, including those in this announcement, involve known and unknown risks, which may cause results and developments to differ materially from those expected. Factors that could cause results and developments to differ materially from expectation include, without limitation, the effects of state and federal regulations, the effects of acquisitions and divestitures, and other risks described from time to time in each of UAHC's SEC reports, including quarterly reports on Form 10-Q, annual reports on Form 10-K, and reports on Form 8-K.



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